RESTATED BYLAWS
OF
SELECT COMFORT CORPORATION

(Amended and Restated Effective as of December 15, 2010)

ARTICLE I
Offices

Section 1.   Registered Office.  The registered office of the Corporation required by Chapter 302A of the Minnesota Statutes to be maintained in the State of Minnesota is as designated in the Articles of Incorporation.  The Board of Directors of the Corporation may, from time to time, change the location of the registered office.  On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office shall be filed with the Secretary of State of the State of Minnesota.

Section 2.   Other Offices.  The Corporation may establish and maintain such other offices, within or without the State of Minnesota, as are from time to time authorized by the Board of Directors.

ARTICLE II
Meetings of Shareholders

Section 1.   Place of Meeting.  All meetings of the shareholders shall be held at the registered office of the Corporation in the State of Minnesota or at such place within or without the state as may be fixed from time to time by the Board of Directors, provided that a meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the Corporation is located.  The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place.  The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication.  Participation by remote communication constitutes presence at the meeting.

Section 2.   Date of Meeting.  A regular meeting of shareholders may be held for the purpose of electing directors or for the transaction of any other business as may come before the meeting. It shall be the duty of the President or Chief Financial Officer, upon demand of any shareholder holding three percent (3%) or more of the voting power of all shares entitled to vote to call such meeting if a regular meeting of shareholders has not been held during the immediately preceding fifteen (15) months.  If said officers fail to call and hold such meeting within ninety (90) days after receipt of the demand, the shareholder making the demand shall have the right and power to call such meeting.

Section 3.   Notice of Regular Meetings.  Written notice of the time and place of each regular shareholder meeting shall be mailed, postage prepaid, at least ten (10) business days but not more than sixty (60) days before such meeting, to each shareholder entitled to vote thereat at his address as the same appears upon the books of the Corporation.

Section 4.   Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President or Chief Financial Officer and shall be called by the President or Chief Financial Officer at the request in writing of two or more members of the Board of Directors, or at the request in writing of shareholders owning ten percent (10%) or more of the voting power of all shares entitled to vote.  Such request, which shall be by registered mail or delivered in person to the President or Chief Financial Officer, shall state the purpose or purposes of the proposed meeting.

Section 5.   Notice of Special Meetings.  Written notice of the time, place and purpose or purposes of a special meeting shall be mailed, postage prepaid, at least five (5) business days but not more than sixty (60) days before such meeting, to each shareholder entitled to vote at such meeting at his address as the same appears upon the books of the Corporation.

Section 6.   Business to be Transacted.  (A) The proposal of business, except nominations of persons for election to the Board of Directors of the Corporation, to be considered by the shareholders at a regular or annual meeting of shareholders may be made by any shareholder of the Corporation who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 6(A) and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.  For business, except nominations of persons for election to the Board of Directors of the Corporation, to be properly brought before a regular or annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation first released or mailed its proxy statement to shareholders in connection with the preceding year’s regular or annual meeting; provided, however, that in the event that the date of the regular or annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s regular or annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the one hundred twentieth (120th) day prior to such regular or annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth (a) as to any business, except for nominations of persons for election to the Board of Directors of the Corporation, that the shareholder proposes to bring before the meeting, a brief description of the business desires to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(B)  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 5 of this Article II.

(C)  Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 6, and, if any proposed business is not in compliance with this Section 6, to declare that such defective proposal shall be disregarded.

Section 7.   Waiver of Notice.  A shareholder may waive notice of a meeting of shareholders.  A waiver of notice by a shareholder entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance.  Attendance by a shareholder at a meeting, including attendance by means of remote communication, is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 8.   Quorum and Adjournment.  The holders of a majority of the voting power of the shares entitled to vote at a meeting shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation.  If, however, such quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the voting power of the shares entitled to vote thereat, and present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

Section 9.   Voting Rights.  A shareholder may cast his vote in person or by proxy.  When a quorum is present at the time a meeting is convened, the vote of the holders of a majority of the shares entitled to vote on any question present in person or by proxy shall decide such question unless the question is one upon which, by express provision of the applicable statute or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.   Manner of Voting.  Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder; provided, however, that (i) no proxy shall be valid after eleven (11) months from its date unless the proxy expressly provides for a longer period, and (ii) except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock that has been transferred on the books of the Corporation within twenty (20) days next preceding any election of directors shall be voted at such election for directors.

Section 11.   Record Date.  The Board of Directors may fix a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed, or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.  The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 12.   Organization of Meetings.  The President shall preside at all meetings of the shareholders, and in his or her absence the Chief Financial Officer shall act as Chairman.  The Secretary shall act as secretary of all meetings of the shareholders, or in his or her absence any person appointed by the Chairman shall act as secretary.

Section 13.   Action Without a Meeting.  Any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to vote on that action.  Such action shall be effective at the time the last signature is placed on such writing or writings, unless a different effective time is provided in the written action.  If any action so taken requires a certificate to be filed in the office of the Secretary of State, the officer signing such certificate shall state therein that the action was effected in the manner aforesaid.

Section 14.   Shareholder Nominations of Directors.  Any shareholder that intends to make a nomination of one or more persons for election to the Board of Directors of the Corporation shall have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred twenty (120) days prior to the first anniversary of the date that the Corporation first released or mailed its proxy statement to shareholders in connection with the preceding year’s regular or annual meeting; provided, however, that in the event that the date of the regular or annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s regular or annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the one hundred twentieth (120th) day prior to such regular or annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such shareholder’s notice shall set forth (a) as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies of the election of such nominee; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.  Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such nominee.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

ARTICLE III
Board of Directors

Section 1.   General Powers.  The business and affairs of the Corporation shall be managed by or under its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws required to be exercised or done by the shareholders.

Section 2.   Number and Term of Office.  The number of directors which shall constitute the entire Board of Directors shall not be less than one (1) nor more than twelve (12), which number shall be determined from time to time by the Board of Directors.  The Directors shall be divided into three (3) classes, as nearly equal in number as possible.  The term of office of the first class shall expire at the 1999 annual meeting of the shareholders of the Corporation; the term of office of the second class shall expire at the 2000 annual meeting of the shareholders of the Corporation; and the term of office of the third class shall expire at the 2001 annual meeting of the shareholders of the Corporation.  At each annual meeting of the shareholders after such classification, the number of directors equal to the number of the class whose term expires on the day of such meeting shall be elected for a term of three (3) years.  Directors shall hold office until expiration of the terms for which they were elected and qualified.

Section 3.   Resignation and Removal.  Any director may resign at any time by giving written notice to the Corporation.  Such resignation shall take effect on the date of the receipt of such notice, or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Any director may be removed from office as a director at any time by the shareholders, but only for cause, and only by the affirmative vote of a majority of the outstanding voting power entitled to elect such director.

Section 4.   Vacancies.  If the office of any director becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors or otherwise, a majority of the remaining directors, although less than a quorum, at a meeting called for that purpose, may choose a successor, who, unless removed for cause as set forth in Section 3 above, shall hold office until the expiration of the term of the class for which appointed or until a successor shall be elected and qualified.

Section 5.   Meetings of Directors.  The Board of Directors of the Corporation may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the Board of Directors may from time to time appoint.  If the Board of Directors fails to select a place for the meeting, the meeting shall be held at the principal executive office of the Corporation.

Section 6.   Calling Meetings.  Meetings of the Board of Directors may be called by (i) the President on five (5) business days’ notice or (ii) any director on ten (10) business days’ notice, to each director, either personally, by telephone or by mail or telegram.  Every such notice shall state the date, time and place of the meeting.  Notice of a meeting called by a person other than the President shall state the purpose of the meeting.

Section 7.   Participation by Conference Telephone.  Directors of the Corporation may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at the meeting.

Section 8.   Waiver of Notice.  A director may waive notice of a meeting of the Board of Directors.  A waiver of notice by a director entitled to notice is effective whether given before, at, or after the meeting, and whether given in writing, orally, or by attendance.  Attendance by a director at a meeting is a waiver of notice of that meeting, except where the director objects at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened and does not participate thereafter in the meeting.

Section 9.   Absent Directors.  A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors by actual delivery prior to the meeting of such advance written consent or opposition to the President or Chief Financial Officer or a director who is present at the meeting.  If the director is not present at the meeting, advance written consent or opposition to a proposal shall not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

Section 10.   Quorum.   At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable statute or by the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 11.   Organization of Meetings.  The President shall preside at all meetings of the Board of Directors, and in his or her absence the Chief Financial Officer shall act as Chairman.  The Secretary shall act as secretary of all meetings of the Board of Directors, and in his or her absence any person appointed by the Chairman shall act as secretary.

Section 12.   Action without Meeting.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors and such written consent is filed with the minutes of proceedings of the Board of Directors.  If the proposed action need not be approved by the shareholders and the Articles of Incorporation so provide, action may be taken by written consent signed by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.  Such action shall be effective on the date on which the last signature is placed on such writing or writings, or such other effective date as is set forth therein.

Section 13.   Compensation of Directors.  By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated amount as a director or a fixed sum for attendance at each meeting of the Board of Directors, or both.  No such payment shall preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
Officers

Section 1.   Number.  The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary, and a Chief Financial Officer.  The Board of Directors may also choose one or more Vice Presidents, and one or more Assistant Secretaries and a Controller.  Any number of offices or functions of those offices may be held or exercised by the same person.

Section 2.   Election.  The Board of Directors at its first meeting after each regular meeting of shareholders shall choose a President, a Secretary and a Chief Financial Officer.

Section 3.   Other Officers and Agents.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.   Salaries.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.   Term of Office.  The officers of the Corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors.  Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 6.   The President.  Powers and Duties.  The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the Board of Directors and the shareholders, shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties prescribed by the Board of Directors.  He or she shall execute bonds, mortgages, and other contracts of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, and shall maintain records of and, whenever necessary, certify all proceedings of the Board of Directors and the shareholders.  Except as otherwise prescribed by these Bylaws or the Board of Directors, he or she shall prescribe duties of other officers.

Section 7.   The Vice President.  Powers and Duties.  The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 8.   The Secretary.  Powers and Duties.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose.  He or she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he or she shall be.

Section 9.   Assistant Secretary.  The Assistant Secretary or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

Section 10.   The Chief Financial Officer.  Powers and Duties.  The Chief Financial Officer shall have custody of the Corporation’s funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, and shall perform such other duties prescribed by the Board of Directors or by the President.

Section 11.   Chief Financial Officer’s Accounting.  He or she shall disburse such funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 12.   Treasurer’s Bond.  If required by the Board of Directors, he or she shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 13.   Controller.  The Controller shall, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.

ARTICLE V
Certificated and Uncertificated Shares

Section 1.   Certificated and Uncertificated Shares.  The shares of the Corporation may be either certificated shares or uncertificated shares or a combination thereof.  A resolution approved by a majority of the directors may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares.  Every owner of certificated shares of the Corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the Corporation owned by such shareholder.  The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Corporation, by the President and by the Secretary or Assistant Secretary or by such officers as the Board of Directors may designate.

Section 2.   Facsimile Signatures.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Secretary or Assistant Secretary may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 3.   Lost or Destroyed Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.   Transfers of Stock.  Transfers of stock shall be made on the books of the Corporation only by the record holder of such stock, or by an attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

Section 5.   Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall be entitled to hold liable for calls and assessments a person so registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable statute.

ARTICLE VI
General Provisions

Section 1.   Dividends.  Subject to the provisions of the applicable statute and the Articles of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.

Section 2.   Reserves.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3.   Checks.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4.   Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 5.   Seal.  The Corporation shall not have a corporate seal.

ARTICLE VII
Amendments

Section 1.   Amendments.  The power to make, alter, amend or rescind these Bylaws is vested in the Board of Directors, subject to the power of the shareholders to adopt, amend or repeal these Bylaws, as permitted by applicable statute.

ARTICLE VIII
Indemnification

Section 1.   Right To Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any Proceeding because he or she is an Indemnified Person, shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Minnesota Statutes (the “Statutes”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Statutes permitted the corporation to provide prior to such amendment).  Such indemnification shall cover all expenses incurred by an Indemnified Person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith.

Notwithstanding the foregoing, except with respect to indemnification specified in Section 3 of this Article VIII, the corporation shall indemnify an Indemnified Person in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

For purposes of this Article:

(a)           a “Proceeding” is an action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom;

(b)           an “Indemnified Person” is a person who is, was or had agreed to become a director or an officer or a Delegate, as defined herein, of the corporation or the legal representative of any of the foregoing; and

(c)           a “Delegate” is a person serving at the request of the corporation or a subsidiary of the corporation as a director, trustee, fiduciary, or officer of such subsidiary or of another corporation, partnership, joint venture, trust or other enterprise.

Section 2.   Expenses.  Expenses, including attorneys’ fees, incurred by a person indemnified pursuant to Section 1 of this Article VIII in defending or otherwise being involved in a Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding, including any appeal therefrom, upon receipt of an undertaking (the “Undertaking”) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; provided, that in connection with a Proceeding (or part thereof) initiated by such person, except a Proceeding authorized by Section 3 of this Article VIII, the corporation shall pay said expenses in advance of final disposition only if such Proceeding (or part thereof) was authorized by the board of directors.  A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the Undertaking until the final determination of any pending Proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the Undertaking.

Section 3.   Protection of Rights.  If a claim under Section 1 of this Article VIII is not promptly paid in full by the corporation after a written claim has been received by the corporation or if expenses pursuant to Section 2 of this Article VIII have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim or the advancement of expenses.  If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any Proceeding in advance of its final disposition where the required Undertaking has been tendered to the corporation) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the corporation.  Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.